Exhibit 10.1

THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, OTHERWISE DISPOSED OF OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE OR OTHER SECURITIES LAW OR AN EXEMPTION FROM SUCH REGISTRATION.

CONVERTIBLE PROMISSORY NOTE

GRANDPARENTS.COM, INC.

May 18, 2015	$1,000,000

GRANDPARENTS.COM, INC., a Delaware corporation (“Grandparents”), GRANDPARENTS INSURANCE SOLUTIONS LLC, a Florida limited liability company (“Insurance”), GRAND CARD LLC, a Florida limited liability company (“Card”), and GRANDCORPS LLC, a Florida limited liability company (“GrandCorps” and together with Grandparents, Insurance and Card, each individually an “Issuer” and collectively, the “Issuers”) for value received, hereby each, jointly and severally, promises to pay, in immediately available funds, to VB FUNDING, LLC, a Delaware limited liability company (together with its successors and/or assigns, the “Holder”), the principal amount of One Million Dollars ($1,000,000) pursuant to the terms contained herein, together with interest thereon calculated hereunder in accordance with the terms contained herein.

1.           Definitions. For purposes of this Note, the following capitalized terms have the following meanings:

“Aggregate Balance” has the meaning assigned in Section 5.

“Bankruptcy Event” means, with respect to a Person, (a) the filing by the Person of a voluntary petition in bankruptcy or a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Bankruptcy Law, or the admission in writing of the Person of its inability to pay debts as they mature, or the making by such Person of an assignment for the benefit of creditors, the appointment of a trustee with respect to such Person or the taking of similar action for the benefit of creditors; or (b) the filing of any petition against such Person seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Bankruptcy Law and such Person shall, by any action, indicate its approval of, consent to, or acquiescence therein, or the petition shall remain undismissed for sixty (60) days.

“Bankruptcy Law” means any applicable law pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday under the laws of the State of New York.

“Cash Interest Portion” has the meaning assigned in the definition of Interest Rate.

“Collateral” means all personal property of the Issuers whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to (a) all accounts, chattel paper (including tangible and electronic chattel paper), commercial tort claims, deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, software, and all of the Issuers’ books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment; provided however that, Collateral shall not include any Excluded Property. All terms above in this definition have the meanings given to them in the New York Uniform Commercial Code, as amended or supplemented from time to time.

“Conversion Price” means the price per common share of Grandparents equal to $0.20, as may be adjusted as stated herein.

“Event of Default” has the meaning assigned in Section 7(a).

“Excluded Property” means, collectively, (a) any permit or license or any contractual obligation of the Issuers or any property subject to a requirement of law that prohibits or requires the consent of any Person (other than consent of any Issuer, their respective principals, or any of their respective affiliates) that has not been obtained but only to the extent and while such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the New York Uniform Commercial Code or any other requirement of law, (b) property owned by the Issuers that is subject to a purchase money lien or capital lease if the contractual obligation pursuant to which such lien is granted (or such capital lease) prohibits or requires the consent of any person that has not been obtained, (c) any application for registration of a trademark or service mark filed with the United States Patent and Trademark Office (“PTO”) on an intent-to-use basis until such time (if any) as an amendment to allege use is accepted by the PTO, at which time such trademark or service mark shall cease to be Excluded Property, and (d) any capital stock in any joint ventures or any Person that is not a subsidiary of an Issuer to the extent the pledge of such interests is prohibited by such Person’s constituent documents and a waiver therefor has not been obtained; provided however that, Excluded Property shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property). All terms above in this definition have the meanings given to them in the New York Uniform Commercial Code, as amended or supplemented from time to time.

“Holder” has the meaning assigned in the Preamble.

“Interest Rate” means 7.5% per annum (of which 2.5% is payable in cash (the “Cash Interest Portion”) and 5% of which is payable in-kind (the “PIK Interest Portion”)).

“Issuer” and “Issuers” have the meaning assigned in the Preamble.

“Maturity Date” means May 18, 2016.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

“PIK Interest Portion” has the meaning assigned in the definition of Interest Rate.

2.           Interest. Interest shall accrue at a rate equal to the Interest Rate on the unpaid principal and interest amounts of this Note until repayment of this Note in full. Interest shall be computed on the basis of a 365-day year and the actual number of days occurring in the period for which such interest is payable. The Issuers shall pay to the Holder in cash the accrued and unpaid interest (at the Interest Rate) on this Note on the Maturity Date. The Cash Interest Portion shall be payable to the Holder in cash on each of September 30, 2015, December 31, 2015, March 31, 2016 and on the Maturity Date (each an “Interest Payment Date”). The PIK Interest Portion shall be payable to the Holder by increasing the principal amount of this Note by an amount equal to the PIK Interest Portion on each Interest Payment Date. Notwithstanding any provisions of this Note, in no event will the amount of interest paid or agreed to be paid by the Issuers exceed an amount computed at the highest rate of interest permissible under applicable law and if the amount of interest paid or agreed to be paid by the Issuers is in excess of the highest rate of interest permissible under applicable law, the interest chargeable hereunder shall be reduced to the amount determined based upon the highest rate of interest permissible under applicable law (the “Maximum Permissible Interest”) and any excess over the Maximum Permissible Interest shall be credited to the principal balance of this Note and applied to the same and not to the payment of interest.

3.           Payments; Use of Proceeds.

(a)          Maturity Date. The aggregate principal amount of this Note outstanding and not prepaid in accordance with Section 3(b) hereof, as well as any accrued and unpaid interest thereon, shall be due and payable in full, and this Note shall mature, on the Maturity Date.

(b)          Optional Prepayment. The Issuer may prepay the outstanding principal amount of this Note, in whole or in part (together with all interest accrued and unpaid hereunder), at any time and from time to time, either, at the election of the Holder (i) in cash or (ii) by converting any such outstanding principal amount of this Note (together with all unpaid interest, payable at the Interest Rate pursuant to the terms hereof, calculated through the Maturity Date) into common shares of Grandparents at the Conversion Price (the “Optional Prepayment Conversion”); provided that, the Issuer has provided Holder fifteen (15) days’ prior notice of such prepayment together with such financial information as reasonably requested by the Holder and permitted by law to be disclosed; provided further that, for the avoidance of doubt, the Optional Prepayment Conversion shall not apply to any repayment of the outstanding principal amount of this Note (together with any accrued and unpaid interest with respect to such outstanding principal amount) on the Maturity Date. Upon the occurrence of the Optional Prepayment Conversion, the Holder agrees that the Issuer shall be automatically released from all obligations owed by the Issuer hereunder with respect to any such obligations subject to such Optional Prepayment Conversion and that all such obligations shall be deemed to be automatically satisfied in full.

(c)          Optional Conversion of Indebtedness.

(i)          The outstanding principal balance of this Note and all unpaid interest having accrued hereunder shall be convertible, in whole or in part, at the option of the Holder, on the Maturity Date, into common shares of Grandparents at the Conversion Price, par value $0.01 per share (“Common Stock”). In furtherance of Holder’s rights under this Section 3(c), the Issuers shall provide Holder not less than fifteen (15) days’ prior written notice of any scheduled and unscheduled cash payment to be made hereunder together with such financial information as reasonably requested by the Holder and permitted by law to be disclosed, in order for Holder to determine whether or not to accept such cash payment or elect to convert such portion of the indebtedness due hereunder to Common Stock.

(ii)         The Conversion Price shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3(c)(ii):

(A)         In the event that Grandparents at any time or from time to time after the date hereof shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Grandparents shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then Grandparents shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to convert the indebtedness hereunder to Common Stock.

(B)         If any capital reorganization or reclassification of the capital stock of Grandparents, or any consolidation or merger of Grandparents with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to convert and receive upon the basis and upon the terms and conditions specified in this Note its election pursuant to this Section 3(c), and in lieu of the shares of the Common Stock of Grandparents immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such cash, shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon the exercise of the rights represented hereby, and in any such case appropriate provision shall be made with respect to the rights and interest of the Holder that the provisions thereof shall hereafter be applicable, as nearly as may be, in relation to any shares of cash, stock, securities or assets thereafter deliverable upon the exercise hereof.

(C)         Upon any adjustment of the Conversion Price or any increase or decrease in the number of shares of Common Stock purchasable upon conversion of this Note (or any portion thereof), the Issuers shall within fifteen (15) days, give written notice thereof to Holder. The notice shall be signed by Grandparents’ chief financial officer and shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the Conversion Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(iii)        Upon the occurrence of any conversion described in this Section 3(c), the Holder agrees that the Issuers shall be automatically released from all obligations owed by the Issuers hereunder with respect to any such obligations subject to such conversion and that all such obligations shall be deemed to be automatically satisfied in full.

(d)          Use of Proceeds. The proceeds of the loans evidenced by this Note shall be used solely for working capital and general corporate purposes of the Issuers; provided that, notwithstanding the foregoing, no proceeds of the loans evidenced by this Note may be used to repay any obligations of any Issuer evidenced by notes without the consent of the Holder.

4.           Tax Matters. The Issuer and the Holder agree that, for purposes of determining the “issue price” of the Notes pursuant to Sections 1281 through 1283 of the Code, the aggregate original purchase price of the Notes shall be allocated between the Notes and the Warrant based on a fair market value of the Warrant equal to [ ], and that such allocation shall be appropriately used by the Issuer and Holder for income tax reporting purposes.

5.           Representations; Warranties and Covenants.

(a)          Each Issuer represents and warrants that:

(i)          Such Issuer has full power and authority to execute, deliver and perform the terms and provisions of this Note.

(ii)         All necessary approvals for the execution, delivery and performance of this Note by such Issuer have been obtained, and this Note has been duly executed and delivered by such Issuer and constitutes the legal and binding obligation of the Issuer, enforceable in accordance with its terms.

(iii)        Such Issuer is a duly organized and validly existing corporation limited liability (as applicable) in good standing under the laws of Delaware or Florida (as applicable) and has the power and authority to own its property and assets and to transact the business in which it is engaged.

(iv)        The execution and delivery by such Issuer of, and the performance of and compliance by such Issuer with, the terms and provisions of this Note, do not (i) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to such Issuer, (ii) conflict with, or result in a breach of, the terms, conditions and provisions of, or constitute a default under, any material agreement or instrument to which such Issuer is a party or by which it or any of its property or assets is bound or (iii) violate any provision of the organizational documents of such Issuer.

(v)         The execution and delivery by such Issuer of, and the performance of and compliance by such Issuer with, the terms and provisions of this Note do not require any consent or approval of, registration or filing with, or any other action by, any governmental instrumentality, except for any filings with the United States Securities and Exchange Commission and such licenses, approvals, authorizations or consents as have been obtained or made and are in full force and effect.

(vi)        All information disclosed by the Issuers in the perfection certificate delivered in connection with the indebtedness evidenced by this Note true and correct as of the date hereof in all material respects.

(vii)       Upon the occurrence of an Event of Default and subsequent Holder’s demand, promptly deliver to the Holder all promissory notes, drafts, trade acceptances, chattel paper, instruments or documents of title which are Collateral in tangible form, appropriately endorsed to the Holder’s order.

(vii)       Use its reasonable efforts to: (a) file with the Securities and Exchange Commission in a timely manner all reports and other documents required of Grandparents under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended; and (b) furnish to the Holder, so long as the Holder owns any Securities forthwith upon request, unless already available on EDGAR, a copy of the most recently filed annual report of Grandparents, and a copy of each filed quarterly and interim report of Grandparents filed since the filing of the most recent annual report of Grandparents.

6.           Security Interest.

(a)          Grant of Security Interest. Each Issuer grants and pledges to the Holder a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all obligations under this Note and in order to secure prompt performance by the Issuers of each of its covenants and duties under this Note. Such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof, in each case subject to the customary statutory and other liens. In the event of the satisfaction of any obligations hereunder (including in connection with any Optional Prepayment Conversion or any Maturity Date Conversion), the security interests hereunder securing any such obligations shall be deemed to be automatically released and in connection therewith, the Holder shall take any actions reasonably requested by the Issuers to evidence the release of such security interests, which for avoidance of doubt may include, among other things, the termination or amendment of any UCC Financing Statements filed to perfect the security interest granted hereunder.

(b)          Delivery of Additional Documentation. The Issuers shall from time to time execute and deliver to the Holder, at the request of the Holder, all financing statements, PTO filings, U.S. Copyright Office filings and other documents that the Holder may reasonably request, in form and substance reasonably satisfactory to the Holder, to perfect and continue the perfection of the Holder’s security interests in the Collateral. Each Issuer hereby authorizes the Holder to file financing statements (including financing statements listing the security interests of the Holder as “all assets of the Debtor”, “substantially all assets of the Debtor” or similar descriptions).

7.           Events of Default.

(a)          Definition. The occurrence or existence of any one or more of the following events, conditions or circumstances shall constitute an “Event of Default” for purposes of this Note:

(i)          the occurrence of a Bankruptcy Event relating to any Issuer;

(ii)         the Issuers shall fail to pay when due any amount of principal or interest under this Note;

(iii)        any Issuer shall fail to promptly comply with any of its other obligations under this Note; or

(iv)        any representation or warranty made or deemed made by any Issuer under this Note proves to have been false or incorrect in any material respect (unless otherwise qualified by materiality, in which case it shall prove to be false of incorrect in any respect) as of the date it was made or deemed made.

(b)          Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, the Holder may, at its election, without notice and without demand, do any one or more of the following, all of which are authorized by the Issuers:

(i)          Declare all or any portion of the obligations under this Note, immediately due and payable; provided that, upon the occurrence of an Event of Default described in Section 7(a)(i) shall become immediately due and payable without any action by the Holder;

(ii)         Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that the Holder reasonably considers advisable;

(iii)        Convert any of the obligations under this Note to Common Stock pursuant to Section 3(c) hereof;

(iv)        Make such payments and do such acts as the Holder considers necessary or reasonable to protect its security interest in the Collateral. The Issuers agree to assemble the Collateral if the Holder so requires, and to make the Collateral available to the Holder. The Issuers authorize the Holder to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in the Holder’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of the Holder’s owned premises, each Issuer hereby grants the Holder a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Holder’s rights or remedies provided herein, at law, in equity, or otherwise;

(v)         Set off and apply to the obligations under this Note any and all indebtedness at any time owing to or for the credit or the account of the Issuers held by the Holder;

(vi)        Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Holder is hereby granted a license or other right, solely pursuant to the provisions of this Section 7(b), to use, without charge, each Issuer’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with the Holder’s exercise of its rights under this Section 7(b), the Issuers’ rights under all licenses and all franchise agreements shall inure to the Holder’s benefit;

(vii)       Dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Issuers’ premises) as the Holder determines is commercially reasonable, and apply any proceeds to the obligations under the Note in whatever manner or order the Holder deems appropriate; and

(viii)      The Holder may credit bid and purchase Collateral of the Issuers at any public sale.

Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by the Issuers.

8.           Cancellation. After all principal, accrued and unpaid interest and all other indebtedness at any time owed on this Note have either (i) been paid in full or (ii) been converted pursuant to Section 3(c), this Note will be surrendered to the Issuers for cancellation; provided that, this Note shall be reinstated in accordance with its terms if any amounts paid to the Holder are rescinded, returned, reduced or restored.

9.           Descriptive Headings; Governing Law. The descriptive headings of the several Sections of this Note are inserted for convenience only and do not constitute a part of this Note. This Note will be governed by the internal law of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of law of any jurisdiction other than the State of New York.

10.          Venue; Waiver of Jury Trial.         EACH ISSUER, AND, BY ITS ACCEPTANCE OF THIS NOTE, THE HOLDER, HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF THIS NOTE), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE PARTIES HERETO HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

11.          Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is not a Business Day, then the payment will be due and payable on, and the time period will automatically be extended to, the next Business Day immediately following such day which is not a Business Day.

12.          Entire Agreement. This Note constitutes the entire agreement among the Issuers and the Holder with respect to the subject matter hereof; supersedes any and all prior understandings relating to such subject matter; and will be binding upon and inure to the benefit of the Issuers and the Holder of this Note and their respective successors and permitted assigns.

13.          Transferability and Assignment. The Holder (and any subsequent holder) may transfer any of its interests and rights under this Note with the consent of the Issuers; provided that, such consent shall not be required during the occurrence and continuation of an Event of Default. No Issuer shall transfer any of its interests, rights or obligations under this Note without the consent of the holder.

14.          Amendments. No modification, change, waiver or amendment of this Note shall be deemed to be made unless in writing signed by each of the Holder and the Issuers.

15.          Counterparts. This Note may be executed in counterparts (including by means of telecopied or other electronically delivered signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Note.

16.          Cross-Guaranty.

(a)          Each Issuer hereby agrees that such Issuer is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to the Holder and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all obligations owed or hereafter owing to the Holder by each other Issuer. Each Issuer agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, and that its obligations under this Section 16 shall be absolute and unconditional, irrespective of, and unaffected by:

(i)          the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Note or any other agreement, document or instrument to which any Issuer is or may become a party in connection with this Note;

(ii)         the absence of any action to enforce this Note (including this Section 16) or any other document in connection with this Note or the waiver or consent by the Holder with respect to any of the provisions thereof;

(iii)        the existence, value or condition of, or failure to perfect its lien against, any security for the obligations hereunder or any action, or the absence of any action, by the Holder in respect thereof (including the release of any such security);

(iv)        the insolvency of any Issuer; or

(v)         any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being agreed by each Issuer that its obligations under this Section 16 shall not be discharged until the Maturity Date has occurred and the obligations hereunder are paid in full. Each Issuer shall be regarded, and shall be in the same position, as principal debtor with respect to the obligations guaranteed hereunder.

(b)          Waivers by Issuers. Each Issuer expressly waives all rights it may have now or in the future under any statute, or at common law, or pursuant to any other laws or in equity, or otherwise, to compel the Holder to marshal assets or to proceed in respect of the obligations guaranteed hereunder against any other Issuer, any other party or against any security for the payment and performance of the obligations hereunder before proceeding against, or as a condition to proceeding against, such Issuer. It is agreed among each Issuer and the Holder that the foregoing waivers are of the essence of the transaction contemplated by this Note and that, but for the provisions of this Section 16 and such waivers, the Holder would decline to enter into this Note and make the financial accommodations evidenced hereby.

(c)          Benefit of Guaranty. Each Issuer agrees that the provisions of this Section 16 are for the benefit of the Holder and its respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as among the Issuers, on the one hand, and the Holder, on the other hand, the obligations of the Issuers hereunder.

(d)          Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Note, and except as otherwise set forth herein, each Issuer hereby expressly and irrevocably subordinates to the prior payment in full, in cash, of the obligations hereunder any and all rights pursuant to any laws or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor hereunder until the Maturity Date has occurred and the obligations hereunder have been paid in full. Each Issuer acknowledges and agrees that this subordination is intended to benefit the Holder and shall not limit or otherwise affect such Issuer’s liability hereunder or the enforceability of this Section 16, and that the Holder and its respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 16.

(e)          Limitation. Notwithstanding any provision herein contained to the contrary, each Issuer’s liability hereunder shall be limited to an amount not to exceed as of any date of determination the greater of:

(i)          the net amount of all obligations hereunder advanced to any other Issuer and then re-loaned or otherwise transferred to, or for the benefit of, such Issuer; and

(ii)         the amount which could be claimed by the Holder from such Issuer under this Section 16 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Issuer’s right of contribution and indemnification from each other Issuer hereunder. The provisions of this Section 16(e) shall be implemented automatically without the need for any loan modification.

(f)          Contribution with Respect to Guaranty Obligations.

(i)          To the extent that any Issuer shall make a payment under this Section 16 of all or any of the obligations hereunder (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Issuer, exceeds the amount which such Issuer would otherwise have paid if each Issuer had paid the aggregate obligations hereunder satisfied by such Guarantor Payment in the same proportion that such Issuer’s "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Issuers as determined immediately prior to the making of such Guarantor Payment, then, following the occurrence of the Maturity Date and the payment in full of the obligations hereunder, such Issuer shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Issuer for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(ii)         As of any date of determination, the "Allocable Amount" of any Issuer shall be equal to the maximum amount of the claim which could then be recovered from such Issuer under this Section 16 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(iii)        This Section 16 is intended only to define the relative rights of the Issuers and nothing set forth in this Section 16 is intended to or shall impair the obligations of the Issuers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Note. Nothing contained in this Section 16 shall limit the liability of any Issuer to pay the proceeds of loans evidenced by this Note made directly or indirectly to that Issuer and accrued interest with respect thereto for which such Issuer shall be primarily liable.

(iv)        The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Issuers to which such contribution and indemnification is owing.

(v)         The rights of the indemnifying Issuer against other Issuers under this Section 16 shall be exercisable upon and after the Maturity Date and the satisfaction of the obligations under the Note.

17.          Confidentiality. All references to the Holder by name contained in any press release, advertisement or promotional material issued by any Issuer or any affiliate thereof must be approved in writing by the Holder in advance of issuance.

*******************************

IN WITNESS WHEREOF, the Issuers have executed and delivered this Note on the date specified above.

GRANDPARENTS.COM, INC.

By:	/s/ Steve Leber
Steve Leber
CEO

GRANDPARENTS INSURANCE SOLUTIONS LLC

By:	/s/ Steve Leber
Steve Leber
President

GRAND CARD LLC

By:	/s/ Steve Leber
Steve Leber
CEO

GRANDCORPS LLC

By:	its sole member,
GRANDPARENTS.COM, Inc.

By:	/s/ Steve Leber
Steve Leber
CEO

Accepted and Agreed to:

VB FUNDING, LLC

By:	/s/ Vincent J. Dowling, Jr.
Vincent J. Dowling, Jr.
Managing Member